UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2005

HS3 TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-117874
(Commission File Number)

20-3598613
(IRS Employer Identification No.)

1800 Boulder Street - Suite 600, Denver, Colorado, USA 80211
(Address of principal executive offices and Zip Code)

(303) 455-2550
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, we entered into a Surveillance Instalment and Training Agreement with Larken Inc., an independent hotel operator located in Cedar Rapids, Iowa to install our proprietary hotel video surveillance system. The contract is for a term of two years.

We will commence installation the week of December 19, 2005 of our proprietary satellite-based hotel video surveillance system at Larken's Sheraton Hotel in Springfield, Missouri. Our real-time video security system will allow local hotel management access to security video surveillance, but more importantly enable senior management in Cedar Rapids, Iowa remote access to monitor hotel security and employee productivity.

From its headquarters in Cedar Rapids, IA, Larken, Inc. operates and manages hotels across the United States. In addition to the Sheraton in Springfield, Missouri and the Holiday Inn in Dubois, Pennsylvania, the company operates the Clarion in Bloomington, Minnesota and the Holiday Inn in Lakewood, Colorado.

Item 9.01 Financial Statements and Exhibits.

10.1 Surveillance Instalment and Training Agreement dated December 20, 2005.

99.1 News release dated December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana
President
December 23, 2005